Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CA, April 28, 2004

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $25.1 million for the first quarter of 2004 compared to net income of $11.7 million for the first quarter of 2003. Diluted net income per share was $1.09 for the first quarter of 2004 compared to $0.62 per share for the first quarter of 2003.  Diluted net income per share for the first quarter of 2004 reflects the impact of additional shares issuable as a result of the convertibility of Zenith’s 5.75% Convertible Senior Notes (“Convertible Notes”).  If the Convertible Notes were convertible in the first quarter of 2003, diluted net income per share would have been $0.50.

Property-casualty underwriting income before tax for the first quarter of 2004 was $21.8 million compared to $6.2 million for the first quarter of 2003.

Gross workers’ compensation premiums written increased about 44% in the first quarter of 2004 compared to the first quarter of the prior year.  In California, gross workers’ compensation premiums written increased about 60% in the first quarter of 2004 compared to the first quarter of the prior year.

The combined ratio for the property-casualty insurance operations was 90.3% for the three months ended March 31, 2004 compared to 96.4% for the three months ended March 31, 2003 and 95.0% for the year ended December 31, 2003.  The combined ratio for the workers’ compensation operations for the three months ended March 31, 2004 was 90.7% compared to 97.5% for the three months ended March 31, 2003 and 95.9% for the year ended December 31, 2003.

Continued

Book values per share at March 31, 2004 and December 31, 2003 were $22.05 and $20.27, respectively.

Cash flow from insurance operations was $109.2 million in the first quarter of 2004 compared to $54.9 million in the first quarter of 2003 and $291.5 million in the year ended December 31, 2003.

Commenting on the results, Stanley R. Zax, Chairman & President, said: “Our revenues and underwriting income in the first quarter of 2004 reflect the continuing improvement in the results of our workers’ compensation business.  We continue to focus on achieving a favorable combined ratio in our workers’ compensation business, particularly in view of the very low level of interest rates.

We are pleased that the second round of workers’ compensation reform legislation became effective in California on April 19.  We believe that these reforms will make the system fairer to all concerned and will cause the trend of cost increases to change and trend lower over time.  We are studying the legislation and available data to quantify the impact.  The ultimate impact of all of the provisions in the legislation will take many years to assess.  We will constantly monitor appropriate data, information and estimates and adjust our rates as the facts suggest. “

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

 (Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share)	2004	2003

TOTAL REVENUES	$243,397	$186,687

SELECTED INCOME DATA:
Net Investment Income after Tax	10,112	8,363
Realized Gains on Investments after Tax	2,476	465

Net Income	$25,100	$11,700

NET INCOME PER COMMON SHARE:
Basic	$1.32	$0.62
Diluted (1)	1.09	0.62
Diluted — Pro Forma (1)	1.09	0.50

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity	$422,011	$325,313

Stockholders’ Equity per Share:	22.05	17.33

Number of Common Shares:

Outstanding	19,138	18,768
Weighted Average for the Period — Basic	19,014	18,768
Weighted Average for the Period — Diluted (1)	24,276	18,778

(1) Diluted average outstanding shares for the three months ended March 31, 2004 includes an additional 5.0 million shares that would be issuable in connection with our 5.75% Convertible Senior Notes due 2023 (the “Notes”).  After tax interest expense of $1.3 million for the first quarter of 2004 related to the Notes is added back to net income in computing diluted earnings per share. Diluted net income per share in the first quarter of 2003 is not comparable because the average shares outstanding for the period does not include such additional shares. If the Notes had been convertible in the first quarter of 2003, and an additional 5.0 million shares had been included in the computation of diluted shares outstanding, diluted net income per share would have been $0.50.  After tax interest expense of $0.1 million would have been added back to net income in the first quarter of 2003 to compute pro forma diluted earnings per share.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(in thousands)	2004	2003

REVENUES:

Net Premiums Earned (1)	$224,713	$173,404
Net Investment Income	14,875	12,567
Realized Gains on Investments	3,809	716
Total Revenues	$243,397	$186,687

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income	$21,843	$6,229
Net Investment Income	14,875	12,567
Realized Gains on Investments	3,809	716
Property-Casualty Income	40,527	19,512

Interest Expense	(3,184)	(1,981)
Parent Expenses	(1,594)	(1,519)
Income before Tax and Equity in Earnings of Investee	35,749	16,012
Income Tax Expense	12,349	5,670
Income after Tax and before Equity in Earnings of Investee	23,400	10,342
Equity in Earnings of Investee after Tax (2)	1,700	1,358
NET INCOME	$25,100	$11,700

(1) Net premiums earned in the quarters ended March 31, 2004 and 2003 are net of $23.4 million and $17.2 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) Our share of Advent Capital’s net income for the first quarter of 2004 includes $0.5 million for our share of non-recurring income recognized by Advent Capital.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2004		2003
Gross Premiums Written:
Workers’ Compensation:
California	$189,391	64.4%	$118,550	55.1%
Outside California	86,676	29.5%	73,058	34.0%
Total Workers’ Compensation	276,067	93.9%	191,608	89.1%
Reinsurance	17,947	6.1%	23,467	10.9%
	294,014	100.0%	215,075	100.0%
Net Premiums Written:
Workers’ Compensation:
California	163,773	63.7%	102,942	54.3%
Outside California	75,282	29.4%	63,128	33.3%
Total Workers’ Compensation (1)	239,055	93.1%	166,070	87.6%
Reinsurance	17,850	6.9%	23,500	12.4%
	256,905	100.0%	189,570	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	145,053	64.6%	95,180	54.9%
Outside California	68,133	30.3%	60,844	35.1%
Total Workers’ Compensation (1)	213,186	94.9%	156,024	90.0%
Reinsurance	11,527	5.1%	17,380	10.0%
	224,713	100.0%	173,404	100.0%

Underwriting Income before Tax/Combined Ratio
Workers’ Compensation	19,804	90.7%	3,833	97.5%
Reinsurance	2,039	82.3%	2,396	86.2%
	21,843	90.3%	6,229	96.4%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses (2)		67.4%		70.3%
Underwriting and Other Operating Expenses (2)		23.3%		27.2%
Combined Ratio		90.7%		97.5%

Reinsurance:
Loss and Loss Adjustment Expenses		56.3%		69.0%
Underwriting and Other Operating Expenses		26.0%		17.2%
Combined Ratio		82.3%		86.2%

Total:
Loss and Loss Adjustment Expenses (2)		66.9%		70.2%
Underwriting and Other Operating Expenses (2)		23.4%		26.2%
Combined Ratio		90.3%		96.4%

(1) Premiums in 2004 and 2003 are net of $26.2 million and $18.3 million, respectively, of ceded premiums written and $23.4 million and $17.2 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2)  Certain prior period workers’ compensation operating expenses have been reclassified to conform to the current presentation (see Page 6).

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

EXPENSE RECLASSIFICATION:

In the second quarter of 2003, we re-assessed the allocation of certain of our general operating expenses to determine whether or not these expenses should be classified as relating to claims and loss adjustment or whether they should be classified as other operating expenses.  As a result, certain expenses that we would previously have classified as related to claims and loss adjustment in our workers’ compensation business are now classified as other operating expenses.  We have reclassified expenses in the prior period presented to conform to this revised classification.  The reclassification of these expenses had no effect on net income for any period presented herein.  The effect on the prior period presented herein is as follows:

Three Months Ended
March 31, 2003
Effect on Workers' Compensation
Decrease in Loss and Loss Adjustment Expenses Incurred	$(5,225)
Increase in Underwriting and Other Operating Expenses	5,225
Net Effect	$0

Effect on Workers' Compensation Ratios:
Decrease in Loss and Loss Adjustment Expenses Incurred	-3.3%
Increase in Underwriting and Other Operating Expenses	3.3%
Net Effect on Combined Ratio	0%

Effect on Total Company Ratios:
Decrease in Loss and Loss Adjustment Expenses Incurred	-3.0%
Increase in Underwriting and Other Operating Expenses	3.0%
Net Effect on Combined Ratio	0%